Exhibit 99.1

Sientra Reports Second Quarter 2020 Financial Results

Continued Strength in Core Breast Products Business Despite COVID-19 Headwinds

Demonstrated Results Through “Drive the Recovery” Practice Initiatives

High-Margin miraDry bioTip® Consumable Model Implemented

Santa Barbara, CA – August 10, 2020 – Sientra, Inc. (NASDAQ: SIEN) (“Sientra” or the “Company”), a diversified medical aesthetics company, today announced its financial results for the second quarter ended June 30, 2020.

Jeff Nugent, Sientra’s Chairman and Chief Executive Officer, said, “While the COVID-19 pandemic has posed unprecedented challenges, we are encouraged by our performance during this stage of the recovery as well as our competitive position as we exit Q2 and move into Q3.  We are particularly encouraged by the durability of the demand for our OPUS® breast implants and tissue expanders, as well as the effectiveness of our Drive the Recovery initiatives as we continued to take share from our competitors through new account additions and further penetration of our existing customers. We also successfully transitioned our miraDry business to focus on the high-margin, recurring bioTip sales and have seen utilization rates return to pre-COVID-19 levels in key geographic markets, including the United States, as we exited Q2.”

Mr. Nugent concluded, “Overall, these results exceeded our initial expectations and confirmed our confidence in the strength of our business segments.  While uncertainty around the future of the recovery persists, we are confident in our ability to emerge from these uncertain times in a position of strength and remain steadfast in building on our core advantages by filling an important real-time need among our customers to help them rebuild their practices stronger than ever.”

Second Quarter 2020 Financial Results

•	Total net sales for the second quarter 2020 were $12.4 million, a decrease of 39% compared to total net sales of $20.5 million for the same period in 2019.

•	Net sales for the Breast Products segment totaled $9.3 million in the second quarter 2020, a decrease of 17% compared to $11.2 million for the same period in 2019.

•	Net sales for the miraDry segment totaled $3.1 million in the second quarter 2020, a 66% decrease compared to $9.3 million for the same period in 2019.

•	Gross profit for the second quarter 2020 was $6.9 million, or 55.4% of sales, compared to gross profit of $12.7 million, or 61.9% of sales, for the same period in 2019.

•	Excluding non cash impairment charges and restructuring charges, operating expenses for the second quarter 2020 were $18.7 million, compared to $37.0 million for the same period in 2019.

•	Net loss for the second quarter 2020 was ($34.3) million, or ($0.68) per share, compared to a net loss of ($37.7) million, or ($1.10) per share, for the same period in 2019.

•	On a non-GAAP basis, the Company reported an adjusted EBITDA loss of ($9.2) million for the second quarter 2020, compared to a loss of ($20.4) million for the same period in 2019.

•	Net cash and cash equivalents as of June 30, 2020 were $71.8 million, compared to $112.1 million as of March 31, 2020.

Key 2020 Business Highlights

•	Filed a PMA Supplement for a line extension to the Company’s portfolio of Sientra OPUS Gel Implants to include larger sizes up to 850 cc.

•	Filed a 510(k) for a next generation Allox2® Tissue Expander.

•	Filed a 510(k) for the Sientra OPUS Gel Sizer to supplement the OPUS Saline Sizer line of products.

•	Re-launched the Sientra.com website to provide a refreshed, up-to-date platform for both augmentation and reconstruction procedures and generate new patients for our plastic surgeons’ practices.

2020 Financial Outlook

•

As previously announced, Sientra is not providing annual guidance for 2020 due to the uncertain scope and duration of the COVID-19 pandemic, and unknown timing of global recovery and economic normalization.

•

To maintain financial health in response to the COVID-19 pandemic and in conjunction with the Company’s previously announced organization efficiency initiatives, management took a number of steps over the previous quarters to simplify operations and reduce spending while ensuring that resources are prioritized on physician and patient-facing activities for the core Breast Product segment.  Based on current market conditions the Company is forecasting 2020 annual operating expenses of approximately $105 million to $110 million, excluding impairment and restructuring charges compared to $140 million in 2019, excluding impairment and restructuring charges.

Conference Call

Sientra will hold a conference call today, August 10, 2020 at 4:30 pm ET to discuss second quarter results. The dial-in numbers are 844-464-3933 for domestic callers and 765-507-2612 for international callers. The conference ID is 1379352. A live webcast of the conference call will be available on the Investor Relations section of the Company's website at www.sientra.com. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures

Sientra has supplemented its US GAAP net income (loss) with a non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the Company, facilitates a more meaningful comparison of results for current periods with previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of non-GAAP Adjusted EBITDA to GAAP net income (loss), the most directly comparable GAAP measure, is provided in the schedule below.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with Sientra’s financial statements prepared in accordance with GAAP and the reconciliations of the non-GAAP financial measure provided in the schedule below.

About Sientra

Headquartered in Santa Barbara, California, Sientra is a diversified global medical aesthetics company and a leading partner to aesthetic physicians. The Company offers a suite of products designed to make a difference in patients' lives by enhancing their body image, growing their self-esteem, and restoring their confidence. Sientra has developed a broad portfolio of products with technologically differentiated characteristics, supported by independent laboratory testing and strong clinical trial outcomes. The Company’s Breast Products Segment includes its OPUS® breast implants, the first fifth generation breast implants approved by the FDA for sale in the United States, its ground-breaking Allox2® breast tissue expander with patented dual-port and integral drain technology, and BIOCORNEUM® the #1 performing, preferred and recommended scar gel of plastic surgeons(*). The Company’s miraDry Segment, comprised of its miraDry® system, is approved for sale in over 56 international markets and is the only non-surgical, FDA-cleared device indicated for the permanent reduction of underarm sweat and hair and may also reduce odor.

Sientra uses its investor relations website to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Sientra is routinely posted and is accessible on the Company’s investor relations website at www.sientra.com.

(*) Data on file

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are made only as of the date of this release. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. Forward-looking statements may include information concerning the impact of the COVID-19 pandemic on the Company and its operations, the Company’s possible or assumed future results of operations, including descriptions of the Company’s revenues, profitability, outlook and overall business strategy. Such statements are subject to risks and uncertainties, including the scope and duration of the COVID-19 pandemic, the Company’s ability to recapture delayed procedures resulting from the COVID-19 pandemic, the positive reaction from plastic surgeons and their patients to Sientra’s Breast Products, the ability to meet consumer demand, the acceptance and growth of its miraDry segment, and the Company’s ability to manage its operating expenses and cash balance. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Sientra’s public filings with the Securities and Exchange Commission. All statements other than statements of historical fact are forward-looking statements. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, and such estimates, projections and other forward-looking statements speak only as of the date they were made, and, except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

Contact

Investor Relations

805-679-8885

Sientra, Inc
Consolidated Statements of Operations
(In thousands, except per share and share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net sales	$12,448	$20,525	$29,380	$38,077
Cost of goods sold	5,550	7,813	12,342	14,287
Gross profit	6,898	12,712	17,038	23,790
Operating expenses:
Sales and marketing	7,979	21,918	24,742	42,319
Research and development	2,779	3,270	5,687	6,325
General and administrative	7,958	11,814	17,262	25,289
Restructuring	496	—	2,235	—
Impairment	—	12,674	6,432	12,674
Total operating expenses	19,212	49,676	56,358	86,607
Loss from operations	(12,314)	(36,964)	(39,320)	(62,817)
Other income (expense), net:
Interest income	18	269	198	573
Interest expense	(3,607)	(982)	(5,230)	(1,932)
Change in fair value of derivative liability	(18,380)	—	(18,510)	—
Other income (expense), net	6	23	(27)	38
Total other income (expense), net	(21,963)	(690)	(23,569)	(1,321)
Loss before income taxes	(34,277)	(37,654)	(62,889)	(64,138)
Income tax	—	—	—	—
Net loss	$(34,277)	$(37,654)	$(62,889)	$(64,138)
Basic and diluted net loss per share attributable to common stockholders	$(0.68)	$(1.10)	$(1.26)	$(2.02)
Weighted average outstanding common shares used for net loss per share attributable to common stockholders:
Basic and diluted	50,145,538	34,290,073	50,031,105	31,709,067

Sientra, Inc
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$71,799	$87,608
Accounts receivable, net	24,435	27,548
Inventories, net	45,831	39,612
Prepaid expenses and other current assets	2,498	2,489
Total current assets	144,563	157,257
Property and equipment, net	12,617	12,314
Goodwill	9,202	9,202
Other intangible assets, net	10,051	17,390
Other assets	8,743	8,241
Total assets	$185,176	$204,404
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$6,508
Accounts payable	3,808	9,352
Accrued and other current liabilities	23,401	32,551
Customer deposits	16,000	13,943
Sales return liability	7,518	8,116
Total current liabilities	50,727	70,470
Long-term debt, net of current portion	63,339	38,248
Derivative liability	34,610	—
Deferred and contingent consideration	5,228	5,177
Warranty reserve and other long-term liabilities	9,183	8,627
Total liabilities	163,087	122,522
Stockholders’ equity:
Total stockholders’ equity	22,089	81,882
Total liabilities and stockholders’ equity	$185,176	$204,404

Sientra, Inc
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(62,889)	$(64,138)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment	6,432	12,674
Depreciation and amortization	1,680	1,725
Provision for doubtful accounts	1,257	845
Provision for warranties	363	674
Provision for inventory	1,631	790
Fair value adjustments to derivative liability	18,510	—
Fair value adjustments of other liabilities held at fair value	(22)	179
Stock-based compensation expense	3,891	6,611
Payments of contingent consideration liability in excess of acquisition-date fair value	—	(630)
Other non-cash adjustments	2,645	128
Changes in assets and liabilities:
Accounts receivable	1,856	(2,206)
Inventories	(8,026)	(6,445)
Prepaid expenses, other current assets and other assets	104	921
Accounts payable, accrueds, and other liabilities	(15,491)	(1,963)
Customer deposits	2,057	1,643
Sales return liability	(597)	972
Legal settlement payable	—	(410)
Net cash used in operating activities	(46,599)	(48,630)
Cash flows from investing activities:
Purchase of property and equipment	(2,195)	(2,056)
Net cash used in investing activities	(2,195)	(2,056)
Cash flows from financing activities:
Proceeds from option exercises and employee stock purchase plan	529	789
Net proceeds from issuance of common stock	264	108,028
Tax payments related to shares withheld for vested restricted stock units (RSUs)	(1,428)	(2,825)
Repayments under the Term Loan	(25,000)	—
Gross borrowings under the PPP loan	6,652	—
Gross borrowings under the Revolving Loan	—	8,436
Repayment of the Revolving Loan	(6,508)	(4,183)
Net proceeds from issuance of the Convertible Note	60,000	—
Payments of contingent consideration up to acquisition-date fair value	—	(370)
Deferred financing costs	(1,524)	—
Net cash provided by financing activities	32,985	109,875
Net increase in cash, cash equivalents and restricted cash	(15,809)	59,189
Cash, cash equivalents and restricted cash at:
Beginning of period	87,951	87,242
End of period	$72,142	$146,431

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$71,799	$146,088
Restricted cash included in other assets	343	343
Total cash, cash equivalents and restricted cash	$72,142	$146,431

Sientra, Inc.
Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Dollars, in thousands	2020	2019	2020	2019
Net loss, as reported	$(34,277)	$(37,654)	$(62,889)	$(64,138)
Adjustments to net loss:
Interest (income) expense and other, net	3,583	690	5,059	1,321
Depreciation and amortization	881	894	1,680	1,725
Fair value adjustments to contingent consideration	16	104	16	289
Fair value adjustments to derivative liability	18,380	—	18,510	—
Stock-based compensation	1,758	2,911	3,891	6,611
Restructuring	496	—	2,235	—
Impairment	—	12,674	6,432	12,674
Total adjustments to net loss	25,114	17,273	37,823	22,620
Adjusted EBITDA	$(9,163)	$(20,381)	$(25,066)	$(41,518)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
As a Percentage of Revenue**	2020	2019	2020	2019
Net loss, as reported	(275.4%)	(183.5%)	(214.1%)	(168.4%)
Adjustments to net loss:
Interest (income) expense and other, net	28.8%	3.4%	17.2%	3.5%
Depreciation and amortization	7.1%	4.4%	5.7%	4.5%
Fair value adjustments to contingent consideration	0.1%	0.5%	0.1%	0.8%
Fair value adjustments to derivative liability	147.7%	0.0%	63.0%	0.0%
Stock-based compensation	14.1%	14.2%	13.2%	17.4%
Restructuring	4.0%	0.0%	7.6%	0.0%
Impairment	0.0%	61.7%	21.9%	33.3%
Total adjustments to net loss	201.8%	84.2%	128.7%	59.4%
Adjusted EBITDA	(73.6%)	(99.3%)	(85.3%)	(109.0%)

** Adjustments may not add to the total figure due to rounding